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                                                                EXHIBIT NO. 99.1

                          TRUSTEE'S DISTRIBUTION REPORT

To the Holders of:

Coupon certificates (Class C-19) issued by CABCO Trust for Texaco Capital Inc. Guaranteed Debentures (the "Trust"), CUSIP: 1267H0AU9 (the "Certificates")

HSBC Bank USA, as Trustee for the Trust hereby gives notice with respect to the distribution occurring on April 1, 2004 (the "Distribution Date") as follows:

      1. The aggregate amount of interest received by the Trustee on the 8.625% Texaco Capital Inc. Guaranteed Debentures due April 1, 2032 (the "Underlying Securities") on the Distribution Date was $2,277,000.00.

      2. The aggregate amount of the distribution payable to the holders of the Certificates on the Distribution Date was $2,277,000.00, which represents the aggregate face amount of the Certificates. The Certificates are now paid in full.

      3. The aggregate stated principal amount of the Underlying Securities as of such Distribution Date was $52,800,000.00.

      4.    No fees have been paid to the Trustee from the assets of the Trust.


                                        HSBC Bank, as Trustee of

                                        CABCO Trust for Texaco Capital Inc.
                                        Guaranteed Debentures



                                        By:  /s/ Gloria Alli
                                             -----------------------------
                                             Name:   Gloria Alli
                                             Title:  Corporate Trust Officer